UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2006

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SFBC International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.

Regulation FD Disclosure.

Previously, on June 19, 2006, SFBC International, Inc. (the “Company”) filed both a petition to reverse the Miami-Dade County Unsafe Structures Board’s demolition order and a motion to stay the order during the pendency of the appellate proceedings. Under the Miami-Dade County’s Unsafe Structure Board’s order, the Company had 60 days from May 17, 2006 in which it needed to both demolish and clean up the debris of its Miami facility. On June 28, 2006, the Company learned that the Circuit Court for the 11th Judicial Circuit for Miami-Dade County Florida, Appellate Division granted the Company’s emergency motion to stay the demolition order for its Miami facility pending the outcome of the appellate proceedings. No definitive dates were set, but the stay will remain in effect until the appeal is resolved.

In addition, as previously disclosed in a Form 8-K, the Company entered into an Amended and Restated Credit Agreement, as amended from time to time (the “Credit Agreement”) with UBS Securities LLC and its affiliate (the “Bank”). On June 28, 2006, the Company entered into a Third Waiver and Amendment (the “Third Amendment”) to the Credit Agreement in which the Bank agreed to amend and waive certain sections of the Credit Agreement to include the following:

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a waiver of all covenants set forth in the Credit Agreement that the Company currently does not meet effective until August 15, 2006;

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in connection with Asset Sales (as defined in the Credit Agreement), the pre-payment threshold was reduced from Two Million Five Hundred Thousand Dollars ($2,500,000) to Five Hundred Thousand Dollars ($500,000). Accordingly, under the terms of the Third Amendment, all monies received by the Company in connection with Asset Sales which, in the aggregate, exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year shall be used to prepay the loan; and

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from June 30, 2006 to August 15, 2006, the Applicable Margin (as defined in the Credit Agreement) with respect to Revolving Loans (as defined in the Credit Agreement) that are Eurodollar Loans (as defined in the Credit Agreement) shall be increased by 100 basis points to 3.00% and the Applicable Margin with respect to Revolving Loans that are Prime Rate Loans shall be increased by 100 basis points to 2.00%.

As consideration for the above, the Company agreed to pay to the Bank a fee for the amendment equal to 7.5 basis points of the total commitment under the Credit Agreement. A copy of the Third Amendment will be filed as an exhibit to the Company’s upcoming Form 10-Q filing for the quarter ending June 30, 2006. Under the terms of the Third Amendment, as in past amendments, the Company may not borrow further under the facility. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.

Financial Statement and Exhibits.

(d)

Exhibits

99.1

Press Release dated June 29, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 29, 2006

SFBC INTERNATIONAL, INC.

By:	/s/ JEFFREY P. MCMULLEN
Name:	Jeffrey P. McMullen
Title:	President and Chief Executive Officer

Exhibit Index

Number	Description

99.1	Press Release dated June 29, 2006